As of October 19, 2006

Each of the Borrowers listed

    on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE:	Fourth Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I and Banc of America Funds Trust (each, a “Borrower”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”) as described on Appendix I attached hereto, a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by an amended and restated promissory note in the original principal amount of $150,000,000 dated June 1, 2006 executed by the Borrowers in favor of the Bank (the “Existing Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to extend the Uncommitted Line for an additional period and make other changes as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, on behalf of the Funds, and the Bank hereby agree as follows:

I.	Amendments to Loan Agreement

1. Section I(1) of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor: “The Uncommitted Line shall expire on October 18, 2007 (the “Expiration Date”), unless extended in the discretion of the Bank or, with respect to any Fund, terminated by a Borrower on behalf of such Fund as provided herein.”

2. Section I(4) of the Loan agreement is hereby restated to read in its entirety as follows:

4. Interest Rate. Principal on each outstanding Loan shall bear interest at a variable rate per annum equal to the Federal Funds Rate, as determined by the Bank, plus one half of one percent (0.50%) per annum, which rate shall change when, and to the extent, such Federal Funds Rate changes. Interest on each Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence and during the continuance of an Event of Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2%) above the rate otherwise applicable to such Loan hereunder.

3. Section I(5) of the Loan Agreement is hereby amended by adding a new subsection (d) at the end thereof as follows:

(d) The parties hereto acknowledge that (i) the declaration of trust or, as applicable, certificate of trust for each Borrower is on file with the Delaware Secretary of State or, as applicable, with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, (ii) this Agreement is not executed on behalf of the trustees of such Borrower as individuals, (iii) the obligations of any Fund of such Borrower under this Agreement, its Notes and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Borrower individually but are binding upon only the assets and property of such Fund, and (iv) no Borrower or any other series of such Borrower will be held liable for the obligations or liabilities of any other Borrower or series of such Borrower.

4. Section I(6) of the Loan Agreement is hereby amended by restating subclause (a) appearing therein to read in its entirety as follows:

(a) for temporary or emergency purposes consistent with the then current investment objectives and fundamental investment restrictions of the Fund on behalf of which a Loan is made

5. Section II(1)(b) of the Loan Agreement is hereby amended by adding new subsections (vi) and (vii) at the end thereof as follows:

(vi) Indebtedness arising under the Amended and Restated Credit Agreement dated as of October 19, 2006 among the Borrowers and other investment companies from time to time party thereto, the Bank, as operations agent and administrative agent thereunder, and the lenders from time to time party thereto, as amended and in effect from time to time (the “Syndicated Facility”); and (vii) Indebtedness owing in respect of payments due to its trustees or directors under any deferred compensation plan, provided that such payments shall not in the aggregate for any Fund exceed 5% of the Net Assets of such Fund;

6. Section II(1)(c) of the Loan Agreement is hereby amended by adding new subsections (vii) and (viii) at the end thereof as follows:

(vii) any agreement of a Borrower or Fund not to encumber its assets contained in the Syndicated Facility; and (viii) Liens as are necessary in connection with a secured letter of credit opened by or on its behalf in connection with its trustees’ (or directors’) errors and omissions liability insurance policy;

7. Section II(1)(d) of the Loan Agreement is hereby amended by deleting the reference in subclause (x) to “$50,000” and substituting “5% of the Net Assets of any Borrower or Fund” therefor.

8. Section II(3) of the Loan Agreement is hereby amended by deleting subclause (h) thereof and inserting in its place “[reserved]”.

9. Section II(3)(j) of the Loan Agreement is hereby deleted in its entirety and substituted with the following therefor:

(j) (i) any investment advisory agreement or management agreement (other than such an agreement with a subadviser to such Fund (as described under Section 2(a)(20)(B) of the Investment Company Act of 1940)) which is in effect on the date hereof (or, with respect to each additional Fund which becomes a Fund hereunder after the date hereof, on the date such additional Fund becomes a Fund hereunder) relating to such Fund terminates and is not replaced by a reasonably comparable agreement, (ii) the Investment Adviser ceases to serve as the investment adviser for such Fund or there is an “assignment” (as defined in the Investment Company Act and the rules and regulations promulgated hereunder, including, without limitation Rule 2a-6) by the Investment Adviser of any investment advisory agreement or management agreement for such Fund which is in effect on the date hereof (or, with respect to each additional Fund which becomes a Fund hereunder after the date hereof, on the date such additional Fund becomes a Fund hereunder), or (iii) the Custodian ceases to serve as the custodian for such Fund’s assets, in each instance without the prior written consent of the Bank; or

10. Section II(9) of the Loan Agreement is hereby amended by deleting the phrase “or the allocated costs of in-house legal counsel”.

11. Section II(14) of the Loan Agreement is hereby amended by restating each of the following definitions appearing therein, in their entirety, to read as follows:

“Indebtedness” shall mean, as applied to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with generally accepted accounting principles, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (g) all obligations of such Person in respect of judgments, (h) all obligations of such Person in respect of banker’s acceptances, and (i) all Financial Contract Liabilities of such Person and all other obligations that are, or would be but for the segregation of assets therefor, senior securities for purposes of the Investment Company Act.

“Loan Documents” shall mean this Agreement, the Note and any other documents and instruments designated as such by the Borrowers and the Bank, as any of the same may be amended, restated, extended, renewed, replaced or otherwise modified and in effect from time to time.

12. Section II(14) of the Loan Agreement is hereby amended by adding the following new definitions thereto in correct alphabetical order:

“Financial Contract Liability” means, at any time, the net amount, if any, that a Person would be obligated, in accordance with each Financial Contract to which such Person is a party, to pay to the relevant counterparty thereto if such Financial Contract and all transactions thereunder terminated at such time in accordance therewith on a complete no-fault basis (including, without limitation, any such amounts that would not be recorded as a liability under generally accepted accounting principles, such as fees payable upon early termination of a Financial Contract).

“Financial Contracts” shall mean option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, reverse repurchase agreements, securities lending agreements, when-issued securities, swap, cap, or collar agreements and other similar agreements.

“Guarantee” by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other similar obligations of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement preventing a Person from encumbering such asset.

“Person” shall mean an individual, a corporation (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

13. The Borrowers have requested, and the Bank has agreed, to (a) the addition of each of Columbia Funds Series Trust I, Columbia Funds Institutional Trust, and Columbia Funds Variable Insurance Trust (each, a “New Borrower”) to the terms of the Loan Agreement and the Note as a Borrower thereunder, and (b) the addition of each series of the New Borrowers listed on Appendix I attached hereto (the “New Funds”) to the terms of the Loan Agreement and Note as a Fund thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the date hereof, (a) each New Borrower is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if such New Borrower had been a “Borrower” party to the original execution and delivery thereof; and all references in the Loan Agreement and the Note to a “Borrower” (or any other relevant term used to describe the Borrowers thereunder) shall hereafter be deemed to include references to each of the New Borrowers, and (b) each of the New Funds is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if each of the New Funds had been a “Fund” party to the original execution and delivery thereof, and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to include references to each of the New Funds.

14. The Borrowers have informed the Bank, and the Bank hereby acknowledges, that Columbia Marsico Mid Cap Growth Fund, Variable Series, a series of Columbia Funds Variable Insurance Trust I, has changed its name to Columbia Mid Cap Growth Fund, Variable Series.

15. The Borrowers and the Bank agree that Columbia Municipal Income Fund, a series of Columbia Funds Series Trust, is terminated as a “Fund” for all purposes under the Loan Agreement and Note.

16. The Appendix I to the Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is substituted therefore to reflect the changes described in paragraph 13, 14 and 15 above.

17. Exhibit B to the Loan Agreement is hereby deleted in its entirety and the Exhibit B attached hereto is substituted in lieu thereof.

II.	Execution of Amended and Restated Note

As a condition to the effectiveness of this letter agreement, the Borrowers (including the New Borrowers) shall execute and deliver to the Bank an amended and restated promissory note dated as of the date hereof in the original principal amount of $150,000,000 (the “New Note”), which shall amend, restate, supersede and replace the Existing Note and any and all previous promissory notes made by the Borrowers to the order of the Bank in connection with the Uncommitted Line. Any Loans outstanding as of the date hereof shall be deemed to be outstanding under and evidenced by the New Note, and the Borrowers agree that any subsequent Loans made to the Borrowers by the Bank shall be evidenced by the New Note. The New Note shall constitute the Note for all purposes under the Loan Documents, and all references to the “Note” in the Loan Agreement shall hereafter be deemed to be references to the New Note.

III.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Borrowers (including the New Borrowers), for itself and on behalf of its respective Funds (including the New Funds), represents and warrants to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrowers contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement, the New Note and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Assistant Vice President

Accepted and Agreed to:

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS MASTER INVESTMENT TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

BANC OF AMERICA FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS SERIES TRUST I,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS INSTITUTIONAL TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS VARIABLE INSURANCE TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

Acknowledged:

STATE STREET BANK AND TRUST COMPANY, as Custodian

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST, on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST, on behalf of:

Columbia High Income Master Portfolio

Columbia International Value Master Portfolio

Columbia Large Cap Core Master Portfolio

Columbia Marsico Focused Equities Master Portfolio

Columbia Marsico Growth Master Portfolio

Columbia Small Cap Growth Master Portfolio II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of:

Columbia High Yield Fund, Variable Series

Columbia Marsico 21st Century Fund, Variable Series

Columbia Marsico Focused Equities Fund, Variable Series

Columbia Marsico Growth Fund, Variable Series

Columbia Marsico International Opportunities Fund, Variable Series

Columbia Mid Cap Growth Fund, Variable Series (formerly, Columbia Marsico Mid Cap Growth Fund, Variable Series)

BANC OF AMERICA FUNDS TRUST, on behalf of:

Banc of America Retirement 2005 Portfolio

Banc of America Retirement 2010 Portfolio

Banc of America Retirement 2015 Portfolio

Banc of America Retirement 2020 Portfolio

Banc of America Retirement 2025 Portfolio

Banc of America Retirement 2030 Portfolio

Banc of America Retirement 2035 Portfolio

Banc of America Retirement 2040 Portfolio

COLUMBIA FUNDS SERIES TRUST I, on behalf of:

Columbia Asset Allocation Fund

Columbia Balanced Fund

Columbia California Tax Exempt Fund

Columbia Common Stock Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Connecticut Tax-Exempt Fund

Columbia Conservative High Yield Fund

Columbia Core Bond Fund

Columbia Disciplined Value Fund

Columbia Dividend Income Fund

Columbia Federal Securities Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia High-Yield Opportunity Fund

Columbia Income Fund

Columbia Intermediate Bond Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Stock Fund

Columbia Large Cap Growth Fund

Columbia Liberty Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Massachusetts Tax-Exempt Fund

Columbia Mid-Cap Growth Fund

Columbia New Jersey Intermediate Municipal Bond Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia New York Tax-Exempt Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Real Estate Equity Fund

Columbia Rhode Island Intermediate Municipal Bond Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Strategic Investor Fund

Columbia Tax Exempt Fund

Columbia Technology Fund

Columbia U.S. Treasury Index Fund

Columbia World Equity Fund

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of:

CMG Core Bond Fund

CMG Enhanced S&P 500 Index Fund

CMG High Yield Fund

CMG International Stock Fund

CMG Large Cap Growth Fund

CMG Large Cap Value Fund

CMG Mid Cap Growth Fund

CMG Mid Cap Value Fund

CMG Short Term Bond Fund

CMG Small Cap Growth Fund

CMG Small Cap Value Fund

CMG Small/Mid Cap Fund

CMG Strategic Equity Fund

CMG Ultra Short Term Bond Fund

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of:

Columbia Small Cap Value Fund, VS

Columbia Strategic Income Fund, VS

Columbia International Fund, VS

Columbia Large Cap Value Fund, VS

Columbia S&P 500 Index Fund, VS

Columbia Mid Cap Value Fund, VS

Columbia Asset Allocation Fund, VS

Columbia Federal Securities Fund, VS

Columbia Small Company Growth Fund, VS

Columbia Large Cap Growth Fund, VS

EXHIBIT B

ADVANCE/PAYDOWN

REQUEST FORM

DATE:	_______

TO:	STATE STREET BANK AND TRUST COMPANY

ATTN:	LOAN OPERATIONS CUSTOMER SERVICE UNIT telephone 617-664-3861 or 617-664-4005; fax 617-664-3941.

FROM:	[BORROWER] on behalf of [FUND]
	(Fund # )	(DDA # )

In connection with the letter agreement dated September 19, 2005 and related documents currently in effect with State Street Bank and Trust Company (as amended, collectively, the “Agreement”), please increase/reduce (circle one) the outstanding balance on behalf of the above-indicated Fund by $            . Any requested Loan should be recorded on the books of the Fund with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

1.	This request is (check one): Loan Advance Paydown Overnight Rollover

2.	The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Prospectus, the terms of the Agreement and applicable laws and regulations, including, without limitation, Regulation U, and no Default of Event of Default has occurred under the Agreement.

3.	All of the representations and warranties of the undersigned Borrower and Fund set forth in Section II(2) of the Agreement are true and correct in all material respects on and as of the date hereof.

4.	Each of the Borrower and the Fund is in compliance with all the terms and conditions in the Agreement (including the Maximum Amount and other borrowing limitations thereunder) and will remain in compliance therewith after giving effect to the making of any requested Loan.

5.	The following amounts and statements are true in connection with any requested Loan:

(a) Adjusted Net Assets of the Fund:

(i) Total Assets of the Fund	$
(ii) Total Liabilities (excluding Indebtedness for borrowed money) of the Fund	$

(iii) without duplication, the value of any segregated assets or assets otherwise subject to any pledge or other encumbrance	$

(iv) item (a)(i) less item (a)(ii) less item (a)(iii)		$

(b) 33- 1/3% of item (a)(iv)		$

(c) (i) Beginning Loan Balance:	$

(ii) Paydown Amount (if any):	$

(iii) Requested Loan (if any)	$

(iv) Requested Loans Balance ((i) minus (ii) or (i) plus (iii)):		$

(d) The aggregate outstanding principal amount of Indebtedness of the Fund other than the Loans as of the date hereof		$

(e) Total Indebtedness ((c)(iv) plus (d)):		$

6.	The amount set forth in 5(e) above does not exceed the lesser of (a) the amount set forth in 5(b) above, or (b) the maximum amount which the relevant Fund is permitted to borrow (after taking into account all outstanding Indebtedness) pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of the applicable Borrower or such Fund, any agreement of such Borrower or Fund with any foreign, federal, state or local securities division to which such Borrower or Fund is subject, any other applicable agreement or document to which such Borrower or Fund is a party or any law, rule or regulation applicable to such Borrower or Fund.

7.	The amount set forth in 5(c)(iv) above does not exceed the Uncommitted Line Amount, and the aggregate principal amount of Loans outstanding to all Borrowers on behalf of all Funds under the Agreement (after giving effect to the amount of any requested Loan) does not exceed the Uncommitted Line Amount.

8.	The undersigned is a duly authorized officer of the Borrower identified above with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Fund identified above.

[BORROWER], on behalf of [FUND]

By:
Name:
Title
Date: